UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2005

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-18882 (Commission File Number)	22-2581418 (IRS Employer Identification No.)

383 Route 46 West, Fairfield, New Jersey (Address of principal executive offices)	07004 (Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

        On April 21, 2005, the Company received notice from its independent auditors, Grant Thornton LLP, that during their audit of the Company’s financial statements for the year ended December 31, 2004, which they have not completed, they became aware of information indicating that a transaction recorded as a sale by the Company in the quarter ended September 30, 2004 did not meet the criteria for revenue recognition in such period. On April 25, 2005, the Company received a further notice from Grant Thornton LLP advising of a material weakness in the Company’s internal controls in connection with the approval and consideration by appropriate personnel of all terms and conditions of the transaction and recommending that the Company implement controls relating to the approval and communication of all terms and conditions of all sales transactions.

        The transaction consisted of a sale of approximately $1 million of Deconamine Syrup shipped and paid for in the third quarter. Based upon information provided by the Company, Grant Thornton LLP has indicated its conclusion that the sale did not meet the criteria for revenue recognition after the customer expressed its intentions to return the product and the sale was modified in that the Company would accept all unsold product as of February 1, 2005, with credit granted against other trade amounts owed by the customer.

        As a result of the non-recognition of revenue in the third quarter from this sale, the Company’s consolidated statement of income for the third quarter of 2004 will need to be adjusted and restated to reduce net sales by $1,043,907 to $27,452,698, net income by $613,594 to $3,047,789, and diluted net income per common share by $0.03 to $0.18 and the Company’s consolidated balance sheet as of September 30, 2004 will need to be adjusted and restated to record $1,043,907 of deferred revenue. The Company does not anticipate filing an amended Quarterly Report on Form 10-Q for the third quarter ended September 30, 2004 containing restated financial statements until completion of the audit of the Company’s financial statements for the year ended December 31, 2004. Until such filing, investors should not rely upon the financial statements included in the Company’s Form 10-Q for the third quarter currently on file with the Securities and Exchange Commission.

        The Company’s management and audit committee have discussed the matters disclosed in this Report with Grant Thornton LLP. Attached as Exhibit 99.1 is a copy of the Company’s press release regarding these matters.

Item 9.01.   Financial Statements and Exhibits.

        The following exhibit is filed pursuant to Item 601 of Regulation S-K:

No.	Description
99.1	Press Release, dated April 27, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.
By:	/s/ Daniel Glassman Daniel Glassman Chairman of the Board, President and Chief Executive Officer

Dated: April 27, 2005

EXHIBIT LIST

No.	Description
99.1	Press Release, dated April 27, 2005.